Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-201250 on Form F-1 of our report dated April 29, 2015, relating to the financial statements of Check-Cap Ltd. (the “Company”) for the year ended December 31, 2014, and to the reference to our firm under the caption “Experts” in such prospectus.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
December 18, 2015